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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): June 8, 2000
                                                 --------------

                                  Advanta Corp.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)





         Delaware                        0-14120                23-1462070
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(State or other jurisdiction         (Commission File         (IRS Employer
     of incorporation)                   Number)            Identification No.)




Welsh and McKean Roads, P.O. Box 844, Spring House, PA            19477
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     (Address of principal executive offices)                   (Zip Code)



Registrant's telephone number, including area code: (215) 657-4000
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Item 5. Other Events

On June 9, 2000, Thomson Financial BankWatch ("Thomson") changed its ratings on the debt securities of Advanta Corp. (the "Company" or "Advanta"). Thomson downgraded its ratings of the Company's debt securities as follows:

    ----------------------------------------------------------------
                                    OLD RATING         NEW RATING
    ----------------------------------------------------------------
    Short-Term Debt Rating             TBW-2              TBW-3
    ----------------------------------------------------------------
    Senior Debt Rating                 BBB                 BB+
    ----------------------------------------------------------------


Following this action by Thomson, the Company's long-term debt securities have been rated non-investment grade by all five of the nationally recognized statistical rating organizations. The Company continues to have its short-term debt securities rated at an investment grade level by Thomson.

On June 8, 2000 Advanta held its annual meeting of shareholders at its headquarters in Spring House, Pennsylvania. At the meeting, management highlighted the Company's strong performance for 1999 and the first quarter 2000. During the meeting the shareholders approved the adoption of an omnibus stock incentive plan and re-elected three directors. Re-elected were Olaf Olafsson, Bill Rosoff and Michael Stolper. Mr. Olafsson, formerly President of Advanta, is currently Vice Chairman of Time Warner Digital Media and also serves on the Board of Directors of Advanta's private equity investment affiliate, Advanta Partners, LP. Bill Rosoff, Advanta's President, has served as Vice Chairman of the Board since 1996. Michael Stolper, co-managing director at Hawthorn, a PNC Company, has served as a Director of Advanta since 1998.



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Form 8-K                               Advanta Corp.
June 21, 2000



Item 7. Financial Statements and Exhibits.

(c)  Exhibits:

        None






















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Form 8-K                          Advanta Corp.
June 21, 2000


                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of l934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                        Advanta Corp.


                                    By: /s/ Elizabeth H. Mai
                                       -----------------------------------------
                                        Elizabeth H. Mai, Senior Vice President,
                                        Secretary and General Counsel

June 21, 2000